UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2015

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Penn Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

(212) 465-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting	material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 14, 2015, The Madison Square Garden Company (the “Company”), acting pursuant to authorization from its Board of Directors, provided written notice to The NASDAQ Stock Market (“NASDAQ”) that the Company expects to transfer the listing of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), from NASDAQ to the New York Stock Exchange (the “NYSE”). The notice stated that the Company expects to voluntarily delist the Class A Common Stock from NASDAQ effective as of the close of trading on July 24, 2015. The Class A Common Stock has been approved for listing on the NYSE and is expected to commence trading on the NYSE the following business day, July 27, 2015. The Class A Common Stock will continue to trade under its current stock symbol, “MSG.”

A copy of the press release issued by the Company on July 14, 2015 in connection with the transfer of the listing of its Class A Common Stock from NASDAQ to the NYSE is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 14, 2015.

Forward-Looking Statements

This Current Report on Form 8-K may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including NYSE authorizing the Class A Common Stock to be listed on the NYSE. The Company disclaims any obligation to update any forward-looking statements contained herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2015	THE MADISON SQUARE GARDEN COMPANY

	By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 14, 2015.